Exhibit 99.1

Unique Portfolio Delivering Superior Value September 2005’

Exhibit 99.1

Forward-Looking Statements

This presentation contains statements that are not based on historical fact and are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Statements in this presentation concerning the beliefs, expectations, intentions, future events, future performance, business prospects and business strategy in the United States and Europe, including statements regarding projections for 2005 and beyond, are based on several assumptions. If any of these assumptions are not satisfied or prove to be incorrect, actual results could differ materially from those indicated in the forward-looking statements, depending on a variety of factors including, but not limited to, Shurgard’s ability to implement its business strategy, competition in the market, as well as other risk factors as described more fully in Shurgard’s Annual Report on Form 10-K for the year ended December 31, 2004, filed with the Securities and Exchange Commission on March 29, 2005, its report on Form 10-Q for the quarter ended March 31, 2005, filed on May 10, 2005, and its report on Form 10-Q for the quarter ended June 30, 2005, filed on August 9, 2005. The information presented in this presentation reflects Shurgard’s expectations as of the date of this presentation. Except as required by law, Shurgard undertakes no obligation to update or revise the information herein.

2

Non-GAAP Financial Measures

Shurgard uses FFO in addition to net earnings to report its operating results. Shurgard uses the definition of FFO adopted by the National Association of Real Estate Investment Trusts. Accordingly, FFO is defined as net earnings (computed in accordance with GAAP), excluding gains (losses) on dispositions of interests in depreciated operating properties and real estate depreciation and amortization expenses. FFO includes Shurgard’s share of FFO of unconsolidated real estate ventures and discontinued operations and excludes minority interests in FFO. Shurgard believes FFO is a meaningful disclosure as a supplement to net earnings because net earnings assumes that the values of real estate assets diminish predictably over time as reflected through depreciation and amortization expenses. Shurgard believes that the values of real estate assets fluctuate due to market conditions. Shurgard’s calculation of FFO may not be comparable to similarly titled measures reported by other companies because not all companies calculate FFO in the same manner. FFO is not a liquidity measure and should not be considered as an alternative to cash flows or indicative of cash available for distribution. It also should not be considered an alternative to net earnings, as determined in accordance with U.S. GAAP, as an indication of Shurgard’s financial performance. FFO is a supplemental, non-GAAP financial measure. The comparable GAAP financial measure is not available on a forward-looking basis; however, for a reconciliation by Shurgard of its 2005 FFO estimates to its 2005 net income estimates, see Shurgard’s press release issued August 9, 2005.

3

Why Our Board Rejected PSA’s Proposal

Our portfolio is unique, cannot be replicated and is not being properly valued

Our growth prospects in both Europe and the U.S. are superior to PSA’s

Our shareholders would be worse off due to:

NAV dilution

Reduced FFO growth Reduced dividend Tax burden Execution risk

4

Unique Portfolio that Cannot be Replicated .

Large and growing international portfolio

623 properties (a) in 44 major markets – 31 in the U.S. and 13 in Europe High embedded growth potential

Shurgard’s New Stores represent 17% of total investment but generate only 3% of NOI (a)

In our view undeniably the best storage portfolio in the U.S.

30-year history of acquiring and developing the highest quality properties Shurgard has consistently exceeded PSA in revenue and NOI growth

4.2% vs. 3.0% average same store revenue growth over last five years (b) 4.5% vs. 2.1% average same store NOI growth over last five years (b)

Substantial, higher-yield redevelopment potential with expected return on invested capital ranging from 11% to 15%

Biggest and best European portfolio

139 properties in seven countries High barrier to entry markets

Unparalleled opportunity to grow our footprint Over 25 stores in construction or development Most recognized brand throughout Europe Very young portfolio – average age of 4 years (c)

. and our strategic position in high-growth markets offers unmatched growth potential

(a)	Per Shurgard Form 10-Q dated June 30, 2005.

(b) Average same store year-over-year growth for years 2000-2004 as per Form 10-Ks for PSA and Shurgard. NOI is NOI after indirect expenses for Shurgard and NOI before depreciation for PSA.

(c)	Per Shurgard Form 10-K dated December 31, 2004.
5

PSA’s Proposal Offers Far Less than the Value of Our Assets $52.62

Latest SHU NAV per Wall St. (a)

$193.2 million increase to reflect adjustment over book value of European assets (b) $4.07 $122.6 million adjustment to reflect 80% joint venture partners’ share of consolidated debt in Shurgard Europe (c) $2.58 $117.2 million adjustment to reflect additional other assets (d) $2.47

Platform / franchise value Development assets and pipeline Tenant reinsurance income Cost savings Tax assets

Implied Value of PSA Proposal—$52.14 (e)

(a)	Shurgard $52.62 net asset value estimate per Merrill Lynch report dated September 16, 2005.

(b) The $52.62 estimate uses Shurgard’s historical cost (gross book value) of the European portfolio as outlined in Shurgard’s 2Q’05 earnings release dated August 9, 2005.

Green Street Advisors’ August 12, 2005 report values the European portfolio at $1.14 bn, a difference of $193 mm versus the book value approach. The Green Street

Advisors’ value is below Shurgard’s estimated value for the European portfolio and is below the value implied by Shurgard’s recent purchase of Fremont’s interest in Shurgard Europe on June 30, 2005.

(c) The $52.62 estimate deducts the 80% joint venture partner’s interest from the gross book value of the European portfolio, but does not adjust for the joint venture partner’s share of the associated credit facilities. Deducting the 80% joint venture partner’s interests in the $153.2 mm senior credit agreements secured by First Shurgard and Second Shurgard reduces total liabilities by $122.6 million. Per Shurgard Form 10-Q dated June 30, 2005.

(d) Represents Other Assets not included in the $52.62 estimate. Other Assets include prepaid expenses, accounts receivable, notes receivable and other items as reported in

Shurgard’s Form 10-Q dated June 30, 2005.

(e)	Based on PSA’s closing stock price on September 23, 2005 of $65.17 and PSA proposed exchange ratio of 0.8x.
6

PSA Proposal Significantly Undervalues Our US Portfolio .

After backing out an assumed value for the European portfolio based on Green Street research (a), the implied transaction multiple on our US portfolio is well below PSA’s multiple

We believe that our U.S. portfolio has higher growth prospects than PSA’s portfolio and therefore the implied multiple of our US portfolio should trade at a premium -not a discount- to PSA’s multiple

18.9x

PSA 2005E FFO Multiple (b)

16.7x

Shurgard US

Implied Transaction Multiple (c)

. and recognizes no value for our strategic position in the U.S. and European markets

(a) Green Street Advisors reports an equity value for the European portfolio of $700 mm per the August 12, 2005 report. (b) Based on PSA stock price and PSA I/B/E/S 2005 mean FFO estimate as of September 23, 2005.

(c) 2005 Shurgard U.S. FFO based on annualized first half 2005 results, as reported by Shurgard in its second quarter earnings release, dated August 9, 2005.

7

PSA’s Proposal Dilutes our Shareholders’ Growth Prospects

As a result of our prudent investment strategies and superior property management, we and Wall Street analysts believe Shurgard’s NOI and FFO growth will outpace PSA’s

7.2%

PSA

18.4%

Shurgard

8.2%

PSA

11.3%

Shurgard

2006-2007 FFO Growth (a)

2006-2007 NOI Growth (b)

Transaction benefits PSA, hurts Shurgard shareholders

FFO	GROWTH DILUTION Growth Rate
2006	2007 ‘06-’07
Shurgard	FFO per Share (a) $2.61 $3.09 18.4%
PSA	FFO per Share (a) 3.74 4.01 7.2%
Combined	Company (c) $3.63 $3.98 9.5%

Our significant historical investment and property management will deliver superior future growth

(a)	FFO growth based on I/B/E/S mean estimates for both PSA and Shurgard as of September 23, 2005.

(b) NOI growth based on NOI for consolidated entities for both Shurgard and PSA. Shurgard NOI growth estimates based on average NOI estimates from most recent reports from AG Edwards, Banc of America, Citigroup, Harris Nesbitt and RBC Capital. PSA NOI growth estimates based on average NOI estimates from most recent reports from AG Edwards, Banc of America Securities, Citigroup, Harris Nesbitt, Merrill Lynch, Morgan Stanley, RBC Capital and Wachovia.

(c) Based on diluted shares of 47.9 million shares for Shurgard, diluted shares of 129.8 million shares for PSA, and PSA proposed exchange ratio of 0.8x.

8

We Will Also Realize Significant FFO Growth Through Expense Reductions

Area of Expense Reduction

Targeted Annual Savings

Comments

G&A Expense Reduction $9.5

Targeted total G&A of 4% of total revenue – still higher than our 5-year average of 3.3% from 1998 to 2002

$7.5 mm SarbOx expense reduction – leaves $3 mm in annual compliance budget

$2.0 mm various other G&A reduction

Europe Indirect Expense

4.5

Targeted European indirect expense of 6% of European revenue—to be achieved through synergies with U.S. integration

This target is still higher than our U.S. indirect expense run rate of approximately 5%

Internal Real Estate Development Expense

6.0

Shurgard expects to return to an annual new store production rate in Europe of around 20 stores per year which will result in this reduction of annual non-capitalized internal development costs from current levels.

Total $20 mm

Per annum

Potential Value Creation

~ $400 mm (a)

More than $8 per share

We should not give PSA 77% (b) of this value

(a) Based on Shurgard’s 2006 FFO multiple of 20.3x using Shurgard stock price and Shurgard I/B/E/S 2006 mean FFO estimate as of September 23, 2005. (b) Pro forma PSA equity ownership based on 0.8x exchange ratio.

PSA’s Proposal Would Cut Shurgard’s Dividend

PSA’s proposal would result in a significant dividend reduction for Shurgard shareholders

Pro Forma Annual Percent

Current Dividend Dividend to Shurgard Dividend Dividend

SHU PSA Shareholders (a) Loss Reduction

$2.24 $2.00 $1.60 ($0.64) (28.6%)

Shurgard’s dividend is funded through operating cash flows and proceeds from asset sales—not from borrowings

Shurgard shareholders would be trading a higher dividend stock with higher growth prospects for a lower dividend stock with lower growth prospects

(a)	Based on current PSA dividend of $2.00 per year and proposed 0.8x exchange ratio.

Taxable Transaction Reduces Value for Shurgard Shareholders

Value to Shurgard shareholders is less than 0.8 PSA shares

Our individual investors would pay taxes

Many institutional investors would have to pass the tax burden to their investors Many shareholders may need to sell PSA stock in order to pay taxes

Shurgard shareholders pay 100% of the taxes, but receive only 22.9%(a) of the benefit

Taxable transaction structure highly unusual

Of the last 18 REIT mergers only two were structured as taxable(b) The two taxable transactions both included a sizeable cash component as part of the consideration

(a)	Pro forma SHU ownership based on PSA’s proposed 0.8x exchange ratio.

(b) Source: Securities Data Corporation. Includes 18 REIT transactions from January 2001 to September 2005 and excludes all cash-only transactions.

Proposed Transaction has Significant Execution Risk

Over the past 10 years, Shurgard’s management team has acquired a deep development and operating knowledge base in each of its 13 European submarkets

PSA has no development or operating experience in European markets

Merging different operating strategies unlikely to optimize return on Shurgard’s assets

Shurgard operates under a decentralized management structure and has achieved higher same-store revenue and NOI growth over the last five years (a)

PSA operates under a centralized management structure has achieved lower same-store revenue and NOI growth over the last five years (a)

Integration of vastly different company cultures may limit the magnitude and timing of any anticipated synergies and expose the business to potential operating downside

Shurgard – not PSA – is best positioned to realize the value of Shurgard’s portfolio

(a)	Average year-over-year growth for years 2000-2004 as per Form 10-K’s for both PSA and Shurgard.

Our Board Is Committed to Serving the Best Interests of Our Shareholders

The Board of Directors fully understands its fiduciary duties and is committed to acting in the best interests of all shareholders

The Board gave serious and careful consideration to PSA’s proposal

The Board of Directors is independent

7	out of 9 directors are independent Initiated declassification of the board

Lead independent director appointed in 2004

Shurgard’s corporate governance ranking is in the 95th percentile for real estate companies and in the 97th percentile for S&P 600 companies, according to ISS (a)

(a)	Institutional Shareholder Services reported Industry and Index rankings as of September 10, 2005.

The Proposal Remains Good for PSA, Bad for Shurgard

We have a unique portfolio that cannot be replicated

Our portfolio is not being properly valued

PSA’s proposal dilutes our shareholders’ growth prospects PSA’s proposal would cut Shurgard’s dividend Taxable transaction unfairly penalizes Shurgard shareholders A transaction with PSA has significant execution risk

Do not trade superior long-term value for a short-term and short-lived premium with inferior growth prospects